Exhibit 99.1

Kraig Biocraft Laboratories Announces Highlights of Conference Call

Spider Silk poised for Commercialization

ANN ARBOR, Mich., – December 7, 2015 - Kraig Biocraft Laboratories, Inc. (OTCQB: KBLB) (“Company”), the leading developer of advanced spider silk based fibers, announced highlights from its call with Shareholders and that a recording of the call is available at www.kraiglabs.com/investors.

Highlights of the conference call included:

●	The Company responded to a request from the Government and plans on providing test articles to the Government for evaluation in 2016.
●	Kraig is in the process of developing materials to be evaluated for ballistics performance.
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Recently teamed with a globally recognized performance apparel manufacturer to develop applications for the Company’s silk, the first test article was produced in late November and Kraig is now scaling up that work to produce additional testing samples, as the companies work together to identify a best first product.

●	Vietnamese production agreement is nearly finalized, with the full agreement drafted and going through comment process. The Company has someone in Vietnam now shepherding the agreement through.
●	Vietnam’s excellent infrastructure would allow Kraig to efficiently produce quality fibers.
●	The Company is actively exploring alternative production countries as a backup to Vietnam.
●	Management will look to uplist to a higher exchange upon completing near term commercialization goals.
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R&D will continue, but it is no longer necessary to create a product that is ready for market.   Dragon Silk’s tensile strength increased by an additional 11%, with a number of samples exceeding 2GPa, and is ready for scale and sale.

●	The Company’s transgenics are showing increased generation on generation performance improvements through its selective breeding program.
●	Kraig is establishing its Vietnamese subsidiary and is preparing to open an office in Ho Chi Minh City.
●	Successfully produced, with Warwick Mills, the first hybrid fabric combining Monster Silk with a synthetic. The materials blended well, opening opportunities for future blended fabrics and products.
●	The Company remains true to its founding objective of developing the best performing fibers, Kraig currently maintains 11 unique transgenic lines and has 7 additional lines under evaluation.

Management's Commentary

“I think that, among other benefits, our conference call illuminates how we’ve built a solid foundation to establish production.  It also explains how we plan to leverage our laboratory successes, and initial silk production, to target several end markets and channel partners.  I believe our shareholders will appreciate the significant accomplishments we’ve made over the last year and we encourage all interested parties to listen to the replay broadcast of the conference call." said Jon Rice, COO.

“With the technology foundation and strategic alignments we’ve made, we believe we are well positioned to be one of the leading players in multiple end markets, serving a multi-billion dollar industry,” stated Kim Thompson, Kraig’s founder and CEO.

Due to a technical difficulty the conference call was interrupted.  The full audio, including the questions the Company was unable to address during the call, is now available at www.kraiglabs.com/investors.

About Kraig Biocraft Laboratories, Inc.

Kraig Biocraft Laboratories, Inc. (www.KraigLabs.com), a fully reporting biotechnology company is the leading developer of genetically engineered spider silk based fiber technologies. The Company has achieved a series of scientific breakthroughs in the area of spider silk technology with implications for the global textile industry.

Cautionary Statement Regarding Forward Looking Information

Statements in this press release about the Company’s future and expectations other than historical facts are “forward-looking statements.” These statements are made on the basis of management’s current views and assumptions. As a result, there can be no assurance that management’s expectations will necessarily come to pass. These forward-looking statements generally can be identified by phrases such as “believes,” “plans,” “expects,” “anticipates,” “foresees,” “estimated,” “hopes,” “if,” “develops,” “researching,” “research,” “pilot,” “potential,” “could” or other words or phrases of similar import. Forward looking statements include descriptions of the Company’s business strategy, outlook, objectives, plans, intentions and goals. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security.

Ben Hansel, Hansel Capital, LLC.
(720) 288-8495
ir@KraigLabs.com